Exhibit (h)(4)

JOINT MANAGEMENT FEE WAIVER AGREEMENT

JOINT MANAGEMENT FEE WAIVER AGREEMENT, effective as of April 29, 2022 (“Agreement”), by and between Brighthouse Investment Advisers, LLC (the “Adviser”), Brighthouse Funds Trust I (“BHFT I”) and Brighthouse Funds Trust II (“BHFT II”) (each, a “Trust” and collectively, the “Trusts”) on behalf of each series of the Trusts listed in this Agreement (each, a “Portfolio,” and collectively, the “Portfolios”).

WHEREAS, each Trust is a Delaware statutory trust organized under an Agreement and Declaration of Trust, and is registered under the Investment Company Act of 1940, as amended, as an open-end management company of the series type, and each Portfolio is a series of BHFT I or BHFT II;

WHEREAS, the shares of each Portfolio have been divided into two or more classes of shares (each, a “Class”);

WHEREAS, the Adviser is the investment adviser of each Portfolio pursuant to separate investment advisory and management agreements (each, a “Management Agreement” and collectively, the “Management Agreements”); and

WHEREAS, the Trusts and the Adviser desire to modify the compensation payable to the Adviser by the Portfolios under the Management Agreements for the period from April 29, 2022 to April 30, 2023.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Trusts and the Adviser hereby agree as follows:

For the period from April 29, 2022 to April 30, 2023, the Adviser shall waive such portion of the management fee payable to it under the applicable Management Agreement relating to each Portfolio as is necessary to reduce the total management fee of each Portfolio to the fee schedule after waiver as set forth below:

Brighthouse Funds Trust I

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
AB Global Dynamic Allocation Portfolio	0.700% of the first $250M 0.650% of the next $250M 0.625% of the next $500M 0.600% of the excess over $1B	0.700% of the first $250M 0.650% of the next $250M 0.600% of the next $1.5B 0.580% of the next $1.5B 0.570% of the next $1.5B 0.560% of the excess over $5B

AB International Bond Portfolio	0.520% of the first $500M 0.500% of the excess over $1B	0.520% of the first $500M 0.500% of the next $500M 0.480% of the next $500M 0.460% of the excess over $1.5B

Allspring Mid Cap Value Portfolio (formerly, Wells Capital Management Mid Cap Value Portfolio)	0.75% of the first $200M 0.70% of the excess over $200M	0.700% of the first $50M 0.675% of the next $50M 0.650% of the next $400M 0.600% of the excess over $500M

BlackRock Global Tactical Strategies Portfolio	0.800% of the first $100M 0.750% of the next $200M 0.700% of the next $300M 0.675% of the next $400M 0.650% of the excess over $1B	0.620% of the first $2.5B 0.600% of the next $2B 0.550% of the next $2B 0.520% of the excess over $6.5B

BlackRock High Yield Portfolio	0.600% on all assets	0.600% of the first $500M 0.550% of the excess over $500M

Brighthouse/ Aberdeen Emerging Markets Equity Portfolio	1.050% of first $250M 1.000% of the next $250M 0.850% of the next $500M 0.750% of the excess over $1B	0.950% of the first $250M 0.900% of the next $250M 0.750% of the next $500M 0.650% of the excess over $1B

Brighthouse/ Artisan International Portfolio	0.750% on all assets	0.750% of the first $750M 0.700% of the excess of $750M

Brighthouse/Eaton Vance Floating Rate Portfolio	0.625% of the first $100M 0.600% of the excess over $400M	0.625% of the first $100M 0.600% of the next $400M 0.580% of the excess over $500M

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Brighthouse/Franklin Low Duration Total Return Portfolio	0.520% of the first $100M 0.510% of the next $150M 0.500% of the next $250M 0.490% of the next $500M 0.470% of the next $500M 0.450% of the excess over $1.5B	0.480% of the first $150M 0.450% of the next $350M 0.400% of the next $500M 0.380% of the excess over $1B*

* For purposes of determining the annual subadvisory fee rate pursuant to Schedule A of the Investment Subadvisory Agreement, as amended, relating to the Brighthouse/Franklin Low Duration Total Return Portfolio (the “Low Duration Total Return Subadvisory Agreement”), the assets of the Brighthouse/Franklin Low Duration Total Return Portfolio are aggregated with the assets of the Brighthouse/Templeton International Bond Portfolio. The aggregated assets of the Portfolios are then applied to the fee schedule set forth in Schedule A of the Low Duration Total Return Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Brighthouse/Franklin Low Duration Total Return Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Franklin Advisers, Inc., if any, from the aggregation of the assets of the Portfolios shall be deducted from the management fee payable by the Brighthouse/Franklin Low Duration Total Return Portfolio to the Adviser pursuant to the applicable Management Agreement.

Brighthouse/Templeton International Bond Portfolio	0.600% on all assets	0.600% of the first $1B 0.580% of the excess over $1B

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)

Brighthouse/Wellington Large Cap Research Portfolio	0.625% of first $250M 0.600% of the next $250M 0.575% of the next $500M 0.550% of the next $1B 0.500% of the excess over $2B	0.555% of the first $500M 0.530% of the next $500M 0.505% of the next $1B 0.495% of the excess over $2B

Brighthouse Balanced Plus Portfolio

Fee on the Portfolio’s Investments in Underlying Portfolios:

0.100% of the first $500M

0.075% of the next $500M

0.050% of the excess over $1B

Fee on the Portfolio’s Overlay Sleeve Assets:

0.725% of the first $250M

0.700% of the next $500M

0.675% of the next $250M

0.650% of the excess over $1B

Fee on the Portfolio’s Investments in Underlying Portfolios:

0.100% of the first $500M

0.075% of the next $500M

0.050% of the excess over $1B

Fee on the Portfolio’s Overlay Sleeve Assets:

0.675% of the first $1B

0.650% of the next 1.5B

0.625% of the next $2.5B

0.600% of the excess over

$5B

Brighthouse Small Cap Value Portfolio	0.750% of first $1B 0.700% of the excess over $1B	0.750% of the first $500M 0.725% of the next $500M 0.650% of the excess over $1B

CBRE Global Real Estate Portfolio	0.700% of the first $200M 0.650% of the next $550M 0.550% of the excess over $750M	0.650% of the first $250M 0.600% of the next $500M 0.550% of the next $250M 0.500% of the excess over $1B

Harris Oakmark International Portfolio	0.850% of first $100M 0.800% of the next $900M 0.750% of the excess over $1B	0.850% of first $100M 0.800% of the next $400M 0.775% of the next $500M 0.675% of the excess over $1B

Invesco Comstock Portfolio	0.650% of first $500M 0.600% of the next $500M 0.525% of the excess over $1B	0.650% of first $500M 0.600% of the next $500M 0.500% of the next $1B 0.475% of the excess over $2B

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Invesco Small Cap Growth Portfolio	0.880% of first $500M 0.830% of the excess over $500M	0.780% of the first $1B 0.730% of the excess over $1B
Invesco Global Equity Portfolio	0.700% of first $100M 0.680% of the next $150M 0.670% of the next $250M 0.660% of over the next $250M 0.650% of such assets over $750M	0.590% of first $100M 0.540% of the next $200M 0.510% of the next $50M 0.530% of the next $250M 0.520% of the excess over $600M
JPMorgan Core Bond Portfolio	0.550% on all assets	0.410% on all assets
JPMorgan Global Active Allocation Portfolio	0.800% of first $250M 0.750% of the next $250M 0.720% of the next $250M 0.700% of the excess over $750M	0.675% of the first $1B 0.650% of the next $2B 0.625% of the next $2B 0.600% of the excess over $5B
JPMorgan Small Cap Value Portfolio	0.800% of the first $100M 0.775% of the next $400M 0.750% of the next $500M 0.725% of the excess over $1B	0.725% of the first $50M 0.675% of the excess over $50M
Loomis Sayles Growth Portfolio	0.650% of the first $500M 0.600% of the next $500M 0.550% of the next $1B 0.500% of the excess over $2B	0.548% of the first $3.645B 0.500% of the excess over $3.645B
Loomis Sayles Global Allocation Portfolio	0.700% of the first $500M 0.650% of the next $500M 0.600% of the excess over $1B	0.680% of the first $250M 0.700% of the next $250M 0.625% of the next $500M 0.600% of the next $500M 0.550% of the excess over $1.5B
MFS® Research International Portfolio	0.800% of the first $200M 0.750% of the next $300M 0.700% of the next $500M 0.650% of the excess over $1B	0.595% of the first $2.5B 0.575% of the excess over $2.5B
Morgan Stanley Discovery Portfolio	0.700% of first $200M 0.650% of the next $300M 0.625% of the excess over $500M	0.650% of the first $500M 0.625% of the next $350M 0.575% of the excess over $850M

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)

PanAgora Global Diversified Risk Portfolio (formerly, AQR Global Risk Balanced Portfolio)	0.675% of the first $250M 0.650% of the next $500M 0.625% of the next $250M 0.600% of the excess over $1B	0.650% of the first $250M 0.640% of the next $500M 0.630% of the next $250M 0.590% of the next $500M 0.560% of the excess over $1.5B

PIMCO Inflation Protected Bond Portfolio	0.500% of the first $1.2B 0.450% of the excess over $1.2B	0.500% of the first $1.2B 0.450% of the next $800M 0.425% of the excess over $2B

PIMCO Total Return Portfolio	0.500% of the first $1.2B 0.475% of the excess over $1.2B	0.500% of the first $1B 0.475% of the next $200M 0.450% of the next $1.8B 0.425% of the excess over $3B

Schroders Global Multi-Asset Portfolio	0.680% of the first $100M 0.660% of the next $I50M 0.640% of the next $500M 0.620% of the next $750M 0.600% of the excess over $1.50B	0.670% of the first $200M 0.660% of the next $50M 0.640% of the next $500M 0.610% of the next $500M 0.580% of the next $500M 0.550% of the excess over $1.75B

TCW Core Fixed Income Portfolio	0.550% on all assets	0.480% of the first $500M 0.400% of the next $1.5B 0.350% of the excess over $2B

T. Rowe Price Large Cap Value Portfolio	0.570% on all assets	0.5l0% on all assets (when assets reach $3B)

T. Rowe Price Mid Cap Growth Portfolio	0.750% on all assets	0.675%on all assets[1] (when assets reach $1B)

Victory Sycamore Mid Cap Value Portfolio	0.700% of the first $200M 0.65% of the next $300M 0.625% of the excess over $500M	0.590% of first $200M 0.570% of the next $200M 0.540% of the excess over $400M

1	Higher advisory and subadvisory fees apply when Portfolio assets are less than $1 billion.

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Western Asset Management Government Income Portfolio	0.520% of the first $100M 0.440% of the next $400M 0.400% of the excess over $500M	0.520% of the first $100M 0.425% of the next $400M 0.400% of the next $500M 0.390% of the next $1B 0.370% of the excess over $2B.*

* For purposes of determining the annual subadvisory fee rate pursuant to Schedule A of the Investment Subadvisory Agreement, as amended, relating to Western Asset Management Government Income Portfolio (the “Government Income Subadvisory Agreement”), the assets of the Western Asset Management Government Income Portfolio are aggregated with the assets of the Western Asset Management U.S. Government Portfolio. The aggregated assets of the Portfolios are then applied to the fee schedule set forth in Schedule A of the Government Income Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Western Asset Management Government Income Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Western Asset Management Company, LLC, if any, from the aggregation of the assets of the Portfolios shall be deducted from the management fee payable by the Western Asset Management Government Income Portfolio to the Adviser pursuant to the applicable Management Agreement.

Brighthouse Funds Trust II

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)

Baillie Gifford International Stock Portfolio	0.860% of the first $500M 0.800% of the next $500M 0.750% of the excess over $1B	0.860% of the first $156.25M 0.780% of the next $243.75M 0.680% of the next $500M 0.650% of the next $100M 0.600% of the excess over $1B

BlackRock Bond Income Portfolio	0.400% of the first $1B 0.350% of the next $1B 0.300% of the next $1B 0.250% of the excess over $3B	0.370% of the first $1B 0.325% of the next $2.4B 0.250% of the excess over $3.4B

BlackRock Capital Appreciation Portfolio	0.730% of the first $1B 0.650% of the excess over $1B	0.615% of the first $1B 0.600% of the next $500M 0.560% of the next $1B 0.540% of the excess over $2.5B

BlackRock Ultra Short- Term Bond Portfolio	0.350% of the first $1B 0.300% of the excess over $1B	0.325% of the first $1B 0.300% of the excess over $1B

Brighthouse/Artisan Mid Cap Value Portfolio	0.820% of the first $1B 0.780% of the excess over $1B	0.730% of the first $500M 0.710% of the next $500M 0.650% of the excess over $1B

Brighthouse/Dimensional International Small Company Portfolio	0.850% of the first $100M 0.800% of the excess over $100M	0.700% on all assets

Brighthouse/Wellington Balanced Portfolio	0.500% of the first $500M 0.450% of the next $500M 0.400% of the excess of $1B	0.480% of the first $750M 0.460% of the next $250M 0.400% of the excess over $1B

Brighthouse/Wellington Core Equity Opportunities Portfolio	0.750% of the first $1B 0.700% of the next $2B 0.650% of the excess over $3B	0.630% of the first $500M 0.605% of the next $500M 0.580% of the next $2B 0.570% of the next $I.5B 0.545% of the excess over $4.5B

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)

Frontier Mid Cap Growth Portfolio	0.750% of the first $500M 0.700% of the next $500M 0.650% of the excess over $1B	0.650% of the first $500M 0.700% of the next $350M 0.675% of the next $300M 0.650% of the excess over $1.15B

Jennison Growth Portfolio	0.700% of the first $200M 0.650% of the next $300M 0.600% of the next $1.5B 0.550% of the excess over $2B	0.600% of the first $500M 0.550% of the next $500M 0.500% of the next $1B 0.470% of the excess over $2B

Loomis Sayles Small Cap Core Portfolio	0.900% of the first $500M 0.850% of the excess over $500M	0.770% of the first $25M 0.820% of the next $75M 0.850% of the next $100M 0.800% of the excess over $200M

Loomis Sayles Small Cap Growth Portfolio	0.900% of the first $500M 0.850% of the excess over $500M	0.820% of the first $100M 0.800% of the excess over $100M

MetLife Aggregate Bond Index Portfolio	0.250% on all assets	0.250% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B

MetLife Mid Cap Stock Index Portfolio	0.250% on all assets	0.250% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B

MetLife MSCI EAFE® Index Portfolio	0.300% on all assets	0.300% of the first $500M 0.295% of the next $500M 0.290% of the next $1B 0.285% of the excess over $2B

MetLife Russell 2000® Index Portfolio	0.250%	0.250% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B

MetLife Stock Index Portfolio	0.250% on all assets	0.250% of the first $500M 0.245% of the next $500M 0.240% of the next $1B 0.235% of the excess over $2B

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Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)

MFS® Total Return Portfolio	0.600% of the first $250M 0.550% of the next $500M 0.500% of the excess over $500M

0.600% of the first $200M

0.530% of the next$300M

0.500% of the next $250M

0.450% of the next $250M

0.425% of the next $250M

0.475% of the next $250M

0.525% of the next $2.34B

0.500% of the excess over $3.84B

MFS® Value Portfolio	0.700% of the first $250M 0.650% of the next $500M 0.600% of the excess over $750M	0.650% of the first $200M 0.625% of the next $1.3B 0.500% of the next $1.5B 0.475% of the excess over $3B

Neuberger Berman Genesis Portfolio	0.850% of the first $500M 0.800% of the next $500M 0.750% of the excess over $1B	0.775% of the first $500M 0.750% of the next $500M 0.700% of the excess over $ 1B

T. Rowe Price Large Cap Growth Portfolio	0.65% of the first $50M 0.60% of the excess over $50M	0.570 of the first $50M 0.550 of the next $50M 0.540% of the next $900M 0.565% of the next $500M 0.550% of the next $ 1.5B 0.525% of the excess over $3B (when assets reach $1B)

VanEck Global Natural Resources Portfolio	0.800% of the first $250M 0.775% of the next $750M 0.750% of the excess over $1B	0.750% of the first $250M 0.725% of the next$250M 0.700% of the next $500M 0.675% of the excess over $ 1B

Western Asset Management Strategic Bond Opportunities Portfolio	0.650% of the first $500M 0.550% of the excess over $500M	0.595% of the first $500M 0.525% of the next$500M 0.500% of the next $1B 0.475% of the excess over $2B

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Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Western Asset Management U.S. Government Portfolio	0.55% of the first $500M 0.45% of the excess over $500M	0.520% of the first $100M 0.550% of the next $100M 0.500% of the next $300M 0.450% of the next $500M 0.440% of the next $1B 0.420% of the excess over $2B*

* For purposes of determining the annual subadvisory fee rate pursuant to Section 6 of the Subadvisory Agreement, as amended, relating to Western Asset Management U.S. Government Portfolio (the “U.S. Government Subadvisory Agreement”), the assets of the Western Asset Management U.S. Government Portfolio are aggregated with the assets of the Western Asset Management Government Income Portfolio. The aggregated assets of the Portfolios are then applied to the fee schedule set forth in Section 6 of the U.S. Government Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Western Asset Management U.S. Government Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Western Asset Management Company, LLC, if any, from the aggregation of the assets of the Portfolios shall be deducted from the management fee payable by the Western Asset Management U.S. Government Portfolio to the Adviser pursuant to the applicable Management Agreement.

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In addition, for the period from April 29, 2022 to April 30, 2023, the Adviser will waive such portion of the fees payable to it under the Management Agreement relating to each Portfolio listed below, or pay such portion of the other operating expenses (excluding acquired fund fees and expenses, brokerage costs, interest, taxes or extraordinary expenses) (“Operating Expenses”) allocable to each Class incurred in the operation of each Portfolio, as is necessary to reduce the total Operating Expenses of each Class of each Portfolio to the following annual percentages of the average daily net assets of the respective Class of each Portfolio as set forth in the table below (this table is referred to herein as the “Expense Deferral Schedule”):

Portfolio/Class	Percentage
Brighthouse Asset Allocation 20 Portfolio - Class A	0.10
Brighthouse Asset Allocation 20 Portfolio - Class B	0.35

BHFT II, on behalf of the Brighthouse Asset Allocation 20 Portfolio (the “20 Portfolio”), agrees to repay to the Adviser the amount of fees waived and expenses borne by the Adviser with respect to each Class of the 20 Portfolio, subject to the limitations provided in this Agreement. Such repayment shall be made monthly, but only if the Operating Expenses of the Class in question, without regard to such repayment, are at an annual rate (as a percentage of average daily net assets of that Class) based on the 20 Portfolio’s then-current fiscal year that is less than the percentage rate for such Class as set forth in the Expense Deferral Schedule. Furthermore, the amount repaid by BHFT II in any month shall be limited so that the sum of (a) the amount of such repayment and (b) the other Operating Expenses allocable to the Class do not exceed the annual rate (as a percentage of that Class’ average daily net assets) for such Class as set forth in the Expense Deferral Schedule.

Amounts of fees waived and expenses borne by the Adviser with respect to expenses allocable to each Class of the 20 Portfolio pursuant to the Expense Deferral Schedule during any fiscal year shall not be repayable if the amounts allocable to such Class and repayable by BHFT II pursuant to the immediately preceding two sentences during the period ending five years after the end of such fiscal year are not sufficient to completely repay such amounts of fees waived and expenses borne. In no event will BHFT II be obligated to repay any fees waived or expenses allocable to any Class borne by the Adviser with respect to any other Class.

This Agreement shall become effective on the date first written above and shall remain in full force and effect until April 30, 2023.

In the event the Adviser and a Trust agree to terminate the Adviser’s obligation under this Agreement to waive fees or bear expenses with respect to any Portfolio following April 30, 2023 (or change the percentage specified in this Agreement with respect to any Portfolio), no such change shall affect the obligation (including the amount of the obligation) of the Trust to repay amounts of fees waived or expenses borne by the Adviser during the periods prior to the date of such termination, if any such obligation is in effect.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

BRIGHTHOUSE FUNDS TRUST I
on behalf of its Portfolios

By:	/s/ Kristi Slavin
Name:	Kristi Slavin
Title:	President

BRIGHTHOUSE FUNDS TRUST II
on behalf of its Portfolios

By:	/s/ Kristi Slavin
Name:	Kristi Slavin
Title:	President

BRIGHTHOUSE INVESTMENT ADVISERS, LLC

By:	/s/ Kristi Slavin
Name:	Kristi Slavin
Title:	President

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